EXHIBIT 99.1

CDTi Amends Loan Agreements to Extend Maturity Date

OXNARD, Calif., Oct. 13, 2015 (GLOBE NEWSWIRE) -- Clean Diesel Technologies, Inc. (Nasdaq:CDTI) ("CDTi" or "the Company"), a leader in advanced emission control technology, announced it has amended its loan agreements with Kanis SA to extend the maturity dates to October 1, 2018. The three loans, with an aggregate $7.5 million in principal and 8% interest rate, were originally set to mature on October 1, 2016.

Chris Harris, CDTi President and Chief Executive Officer, stated, "Amending and extending our loan agreements provides us with greater financial flexibility in executing our growth strategy. We believe this transaction also demonstrates our long-time investor's support and confidence in CDTi's strategy to build a global advanced catalytic materials business via our Powder-to-Coat (P2C™) business model, and shorter-term to drive sales and market share expansion in the heavy duty diesel replacement market."

In consideration of Kanis agreeing to the loan amendments, CDTi has agreed to revise the expiration date and strike price on warrants to purchase common shares. As a result, all 249,000 warrants held by Kanis will expire on Nov. 11, 2019 with the strike price for 75,000 of the warrants adjusted to $1.75. Additional detail on the amended agreements can be found on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission today.

About CDTi

CDTi manufactures and distributes vehicle emissions control products that leverage its advanced materials technology. CDTi utilizes its proprietary technology to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. Continuing its focus on innovation and a strategy to scale its business globally, CDTi is pursuing a Powder-to-Coat (P2C™) business model that exploits high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. CDTi is headquartered in Oxnard, California and has operations in Canada, Japan, the United Kingdom and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements contained herein that are not statements of historical fact. You can identify these forward-looking statements by the use of the words "believes", "expects", "anticipates", "plans", "may", "will", "would", "intends", "estimates", "promises", and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this press release, the Company includes forward looking statements regarding CDTi's strategic plans. In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) any inability by CDTi to (1) realize the benefits of investments; (2) successfully transition into an advanced materials supplier; (3) execute its strategic priorities; (4) commercialize its technology due to agreements with third parties; (5) protect its intellectual property; (6) obtain verifications, approvals or market acceptance of its products or technology; or (7) achieve anticipated results; (ii) changes in or lack of enforcement of or funding for emissions programs, regulations or standards; (iii) competitive conditions; (iv) prices of PGM and rare earth metals; (v) intellectual property infringement allegations; (vi) inability to meet emissions control standards; and (vii) other risks and uncertainties discussed or referenced in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company's estimates only as of the date of such statements and should not be relied upon as representing the Company's estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:
Becky Herrick or Cathy Mattison
LHA (IR Agency)
+1 415 433 3777
bherrick@lhai.com
cmattison@lhai.com